Exhibit 99.2
Final Transcript
Thomson StreetEvents
Conference Call Transcript
AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Event Date/Time: May. 06. 2008 / 11:30AM ET

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
CORPORATE PARTICIPANTS
Blake Barnett
Ambassadors International, Inc. — CFO
Joe Ueberroth
Ambassadors International, Inc. — Chairman and CEO
CONFERENCE CALL PARTICIPANTS
Steve Altebrando
Sidoti & Company — Analyst
Jeff Kendall
Analyst
Jaison Blair
Rochdale Research — Analyst
James Bellessa
D.A. Davidson & Co — Analyst
David Cohen
Analyst
Eric Stutsman
Analyst
Paul Sonz
Sonz Partners — Analyst
Andrew Tilder
Analyst
PRESENTATION
Operator
Good morning my name is Rebecca and I will be your conference operator for today. At this time, I would like to welcome everyone to the first quarter 2008 earnings conference. All lines have been placed on mute to prevent any background noise. After the speakers remarks there will be a question and answer session. (OPERATOR INSTRUCTIONS)
At this time I would like to turn the conference over to Mr. Barnett, Chief Financial Officer of Ambassadors International. Sir, you may begin your conference.
Blake Barnett - Ambassadors International, Inc. — CFO
Thank you and good morning everyone. Joe Ueberroth, Ambassadors International’s Chairman and CEO and I, are pleased to speak with you today regarding our first quarter 2008 results.
First, we’d like to remind listeners that this call may contain forward-looking statements, including without limitation, statements regarding anticipated U.S. tax exemptions and potential insurance recoveries, which involve various risks and uncertainties. The forward looking-statements that we make on this call are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those suggested in our forward-looking statements. We believe such risks and uncertainties include, among others, general economic and business conditions, overall conditions in the cruise, marine and travel and insurance industries, potential claims related to our reinsurance business, further declines in the fair market value of our investments, lower investment yields, unexpected events that disrupt our cruise operations, environmentally related factors our ability to successfully integrate the operations of the companies or businesses we acquire and to realize the expected benefits of those acquisitions. Our ability to successfully and efficiently operate the businesses that we acquire, our ability to compete effectively in the US and international cruise markets, our ability to compete effectively in the US and International marina construction markets, our ability to obtain construction contracts, our ability to effectively and efficiently manage our growth our ability to successfully identify attractive buyers for the Majestic America Line and consummate the transaction on favorable terms. Our ability to accurately estimate contract risks, our ability to service our debt and other capital requirements. Please refer to our filings with the SEC for further considerations of these and various other risk factors. We are providing this information and projections as of the date of this call and don’t undertake any obligation to update any forward looking statements contained on this call as a result of new information, future events or otherwise.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
With that said, Joe will provide commentary and insight on the business segments and then I will cover the financial results. Following this we will open the call up for questions. Now I would like to turn the call over to Joe.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Thank you Blake, and good morning everyone. Before Blake reviews the results for the first quarter, I will provide a brief overview of each business segment and then provide insight on why we are selling Majestic America Line and our strategy going forward.
The Marine segment had strong year over year growth. In the first quarter of 2008, we realized 25% growth in revenue and over 300% growth in operating income compared to the first quarter of 2007. In the quarter, we earned approximately $1 million in operating income while at the same time we invested in a new ship yard operation and into the continued expansion of our Marina construction business. At the end of the first quarter our backlog was $48 million, compared to $69 million a year prior. Management reviews the decrease in backlog on a year to year comparison, as a timing issue and forecasts that the backlog will increase significantly over the next couple quarters. Our travel and events division in the quarter posted operating income of $375,000 which is a slight increase over the first quarter of last year. As we look at 2008 we see very challenging marketing conditions. With this said we still believe that we will perform slightly better than 2007 and the prospects for 2009 remain encouraging. Windstar in the first quarter made approximately $300,000 in operating income even though it was negatively impacted by both fuel costs and foreign currency exchange which we estimate to be a negative combined impact of approximately $1 million for the quarter. As we look toward the remainder of 2008, overall we see a challenging environment. Compared to 2007, we do see growth in our average per diem, but a drop in occupancy and that the impact of fuel and currency costs will continue. The in-year bookings in the first four months at 2008 have been below management’s expectations and we believe will result in a drop in occupancy from a year to year comparison. On the positive side we are encouraged by the 2009 bookings to date. We continue to see strong support from our charter incentive business, as well as our tour operator partners. Our long term outlook for Windstar is very positive. We have strong committed partners an iconic brand, a unique and exciting product an excellent value proposition for our customers and a terrific team led by Diane Moore. In Majestic we have made great strides in 2008. Even though we had significantly less sailing days in the first quarter of 2008 compared to 2007, and also had to absorb transition costs as we moved to V.Ship’s management, we were able to reduce our operating loss in the first quarter by approximately $1 million compared to the first quarter of 2007. We are also pleased to report that our vessels are in terrific condition and the quality and training of our crew is improved from last year.
Adversely, our operation continues to be negatively impacted by events. Although the season has only recently started, we have already had an engine fire on the Queen of the West, river levels on the Mississippi have made several of our destinations unreachable for the American Queen, we needed to utilize a tug to get the Delta Queen up river to arrive on time for the Kentucky Derby, and even with the heroic efforts of Congressman Chabot, due to coalition Democrats, the United States Congress voted by a narrow margin not to pass the operating extension of the Delta Queen. As we look towards the remainder of 2008 compared to 2007, we are pleased with the significant growth in our average per diem, and the improved occupancy on the Mississippi river. Our Columbia River product will once again see high occupancies and the per diems on a year to year comparison will be consistent, but we acknowledge that our Columbia River product will be negatively impacted by the Queen of the West fire and our Alaska product will severely under perform. On the expense side, the vessel operating expense in 2008, for Majestic America Line will be significantly lower than 2007 even though we are adversely affected by the cost of fuel. With our right sizing initiative, combined with our decision not to operate Majestic America Line in 2009, our SG&A costs will be dramatically reduced on a year to year comparison.
On April 29 we announced our intent to sell Majestic America Line. The question that many investors are asking is why did the company decide to sell the business when we have acknowledged our mistakes, have made great strides in improving almost all aspects of the business and have significant future upside. Speaking on behalf of the entire management team the decision was even more complex and difficult. We love our boats and the ability to deliver cruises on our great American rivers. We have an exceptional crew and a dedicated staff. We have learned the hard way that our product is not about Trumpeter Swans, a new brand, and high thread counts, but instead it’s about our great heritage, small American towns and its people, Mark Twain and that underlying seduction or pull to the river. However, Ambassadors as a company reached a crossroad. Do we invest all our capital and resources on the promise of Majestic America Line or do we invest in our businesses that are currently succeeding and appear to have more long-term growth potential? With our limited resources do we extend ourselves into 2009 and beyond to realize the obvious potential of Majestic America Line and thus risk the livelihood of our crew and the financial stability of the Company if conditions deteriorate significantly?

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Being a public company with limited resources in a difficult market, a low share price and significant debt, we made the decision to sell Majestic America Line. We know that there are interested parties that are well positioned to build off our successes and investment. A new owner will not have the ire of the Seafarers International Union, or Congressman Oberstar and will have a real chance of ensuring that the Delta Queen will operate for future generations. It is our intent to conduct an orderly and efficient process that will be concluded in 2008. We are pleased that there is significant interest from numerous parties and some and or all assets of Majestic America Line. The strategy of the Company going forward is simple. We want to be in a position of strength. It is our intent to sell Majestic America Line and at the same time, leverage our Windstar assets significantly. If we are successful in these endeavors we will once again be in the position to allocate capital. We see investment opportunities in both international small ship cruising and in our marine segment. In addition to investing into these businesses, we want to be in the position to buy back stock if it remains at these current prices in a meaningful manner and also have the ability to purchase our convertible bonds if they continue to trade at a significant discount. Now, I will turn the call over to Blake for a review of the fourth quarter financial results.
Blake Barnett - Ambassadors International, Inc. — CFO
Thank you, Joe. Before I recap the first quarters financial results there’s two important items to keep in mind as we reviewed the quarter. First, recall that Windstar was not part of our Q1 operation in 2007, so any year over year comparison of the cruise division, will be skewed by the Q1 2008 performance of Windstar. Secondly, consistent with the tax valuation allowance established last quarter, we did not receive a tax benefit on the domestic losses incurred in the first quarter of ‘08. The Company has continued to assess our tax planning strategies as we look toward the sale of Majestic. While we had slight tax benefit in the quarter on foreign operations, we expect a full year foreign tax rate to be about 5%, consistent with the figure I discussed last quarter. For first quarter of 2008 Ambassadors generated following results: revenue of $57 million compared to $33 million in 2007. Total revenue increased by $24 million, almost $19 million of which was driven by the cruise division. Windstar accounted for all the cruise increase. Majestic America Line operated three ships in the first quarter of this year as well as last year, and had slightly lower revenue on the quarter. Marine operations contributed almost $6 million in higher revenue in 2008, as a result of growth at Bellingham Marine, as well as working off some of their backlog. Travel and Events is about flat with a year ago and insurance premiums earned decreased just over $0.5 million dollars. Operating expenses increased almost $22 million to just over $68 million in the first quarter of ‘08. Of the increase, approximately $19 million was associated with the addition of Windstar which included almost $700,000 from fuel inflation and about $300,000 from foreign currency translations. $5 million of the increase was due to higher marine revenue, with year over year costs of total marine revenue down about — to 77% from 83% in the prior year. Other expense in 2008 was slightly higher. Interest expense was just up over $1 million due to interest on the convertible debt, which was not in place in Q1 of “07. Other income was better by almost $600,000. Primarily driven by Majestic related insurance recoveries from prior years. In total, for the quarter we reported a net loss of $12 million or $1.10 per diluted share compared with the loss of $8.6 million or $0.77 per diluted share in 2007. However, adjusting for the $5.7 million tax benefit realized in the first quarter of last year, our ‘08 performance was better by over $2 million and $0.17 per diluted share.
We’ll look at the major change in the balance sheet versus Q4 of ‘07 shows the following: cash and cash equivalents decreased by about $5 million, due to seasonal spending on Majestic layup, as well as higher restricted cash. Restricted cash increased by just over $1 million to $32.5 million. Accounts receivable were down $6 million due to cash collections in the marine division off set by a slight increase in cruise. Prepaid increased almost $3.5 million, mostly due to layup expense associated with Majestic as well as $1 million in program and tour costs associated with Travel and Events Division. Accounts payable and accrued expenses decreased $7 million due mostly to reductions at the Marine Division as well as a slight reduction in Cruise. Passenger and participant deposits increased by just under, $14 million which is due to seasonal bookings in Majestic.
I’d now like to discuss events subsequent to the first quarter. On April 1st of this year we received notice from our credit card processor that they intend to increase Majestic’s restricted cash for a second time. This amount will be $5 million above what I discussed last quarter. The new target level of restricted cash for Majestic is now $20 million. The additional reserve will be built up over the next two to three months. We have been in extensive dialogue with this important partner to determine the timing of the return of restricted cash as Majestic completes its 2008 season. Windstar remains unaffected by these recent developments. As Joe mentioned earlier in the call, we are continuing to find ways to reduce cash expenses in Majestic in the corporate support structures, without impacting the guest experience. Accordingly the savings are focused on SG&A, specifically in lower marketing expenditures and reductions in support staff.
Finally, I would like to provide the rough impact of the Majestic America Line balance sheet before any gain on sale. As of March 31, Majestic America Line represented approximately $134 million in total assets and $110 in total liabilities. As we indicated in our press release last week, our plan is to operate the vessels throughout the 2008 season. Assuming that all current assets and current liabilities unwind over the sailing season, we would expect to be left with fixed assets of roughly $107 million related to our seven vessels. Liabilities would be about $65 million, related to the debt on the American Queen and Empress of the North. These figures exclude any allowance for ongoing expenses after the season completes. This wraps up our financial review I will now turn the call back to Joe.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Well, thank you Blake and now let’s please open up the lines for questions.
QUESTION AND ANSWER
Operator
(OPERATOR INSTRUCTIONS) We will pause for just a moment to compile the Q&A roster. Your first question comes from the line of Steve Altebrando, sir, you have the floor.
Steve Altebrando - Sidoti & Company — Analyst
Hello guys.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Hello.
Steve Altebrando - Sidoti & Company — Analyst
Just a couple of quick ones, given that you have about $60 million, I think it is, in non-recourse debt related to the Majestic is it kind of fair to view that as a back stop of the type of price that you can get for that line?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
I don’t know if I would call it a back stop, Steve. Basically we do have the ability to return those two boats and eliminate that debt. So, then we would be left with five vessels free and clear and what would that — what is the worth of those five vessels if they are not interest in both the Empress of the North or the American Queen. So, I would say that is pretty much the back stop.
Steve Altebrando - Sidoti & Company — Analyst
Okay, and then just a couple of quick ones, margins on marine were down a bit and just backlog was down a bit, was wondering if that was just kind of lumpiness and then the booking data for Windstar, I didn’t see it in the press release, do you have that in the comps and that’s it?
Blake Barnett - Ambassadors International, Inc. — CFO
On the percents I gave for the marine construction were actually — showed lower cost of revenue.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Steve, on an annual basis it is lumpier and the backlog is not an indication of a decrease in business. It is a timing issue on both of those but on a year to year comparison the margin did improve.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Steve Altebrando - Sidoti & Company — Analyst
Okay and then the Windstar comps, booking comps, do you have those available?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We have not provided the previous comps because they were not under our ownership. We did provide where we are bookings today.
Steve Altebrando - Sidoti & Company — Analyst
Okay. Thanks guys.
Operator
Your next question comes from the line of Jeff Kendall, sir, you have the floor.
Jeff Kendall Analyst
Thank you, one quick question, I understand the Mississippi Queen was under going some refurbishment in 2007 and I understand at some point that that project was stopped, and how far along was the refurbishment when it was stopped and what would it take to complete it up to what you had planned?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
It was stopped in its initial stages so there is still significant spend that will be required. It depends on what you want to do with the vessel. If you want to return her back to her original state, there’s figures out there that I would tell you is about $10 million. If you want to change her facilities and add different amenities, than the price would be higher.
Jeff Kendall Analyst
Thank you.
Operator
(OPERATOR INSTRUCTIONS) Your next question comes from the line of Jaison Blair, sir, you have the floor. Hello, Joe and Blake how are you guys doing?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Good Jaison.
Blake Barnett - Ambassadors International, Inc. — CFO
Good, thank you.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Jaison Blair - Rochdale Research — Analyst
I have got several questions here actually if you don’t mind. The place I would like to begin would be with sources and uses of cash. I see on the March 31 balance sheet you’ve got $17.3 million of cash, $32.5 of restricted cash. You said on the last call that you needed another $13.5 million for credit cards and I guess another $5 million now. Initially, you know, I used to think that I would just think about, well, as the business in the second and third quarters, as you enter your seasonally strong period, you should generate more cash, however, I see that your deposits, passenger and participant deposits are over $60 million which in my mind would say that I guess for your Majestic business there’s 100% deposit, is that correct? I am kind of working my way to my question here.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Rephrase that, please.
Jaison Blair - Rochdale Research — Analyst
Well, I’m trying to figure out how cash is going to flow through the balance sheet given that as you book cruises, you seem to have this passenger and participant deposit figure increasing, I think it’s up, to $14 million over the last quarter. So, are you actually adding cash to the balance sheet as you are taking deposits?
Blake Barnett - Ambassadors International, Inc. — CFO
Yes.
Jaison Blair - Rochdale Research — Analyst
Okay, so you are adding cash to the balance sheet and then in turn you are giving restricted cash to the credit card company?
Blake Barnett - Ambassadors International, Inc. — CFO
That’s correct.
Jaison Blair - Rochdale Research — Analyst
So, your restricted cash balance increases and it offsets the cash that you are receiving from passenger and participant deposits?
Blake Barnett - Ambassadors International, Inc. — CFO
The restricted cash increases.
Jaison Blair - Rochdale Research — Analyst
Correct.
Blake Barnett - Ambassadors International, Inc. — CFO
Yes, that part is true.
Jaison Blair - Rochdale Research — Analyst
Okay, I’m trying to figure out how to get a sense of when you are going to start to see the cash from the Majestic business flow onto the balance sheet unrestricted.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We’re going to operate this season 2008 for Majestic and we’re not going to operate 2009. There will be a time when our customer liability is less than our restricted cash and at that time that cash will be returned to the company. It will be unrestricted and that should be in the latter half of this year.
Jaison Blair - Rochdale Research — Analyst
Okay, and so, in theory at some point that restricted cash with the credit card company, that balance should decline. Can you give me a time for when that will happen?
Blake Barnett - Ambassadors International, Inc. — CFO
It should be by — at the end of the year.
Jaison Blair - Rochdale Research — Analyst
Okay, at the end of the year and that is based upon the sale of Majestic or that’s based upon your — I guess it would be based upon the sale of Majestic to another owner?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
No, it would be based on the fact that after this season we will have no more customer liabilities.
Jaison Blair - Rochdale Research — Analyst
I see what you are saying.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We are not taking any future bookings for ‘ 09. And so once we run out the season there will be no exposure to the credit cards and as there exposure decreases in the later months of this year, they will be giving us back the restricted cash.
Jaison Blair - Rochdale Research — Analyst
So, in theory, the cash balance that is under restricted cash, we should expect that to be coming available to you, so over the next 60 to 90 days it will be increasing which you will have to take cash from somewhere else to increase that balance however, as you start to go towards the end of the year, that balance should come down and you will have access to that cash?
Blake Barnett - Ambassadors International, Inc. — CFO
Yes, that’s about right. As I said, we expect the additional reserves to be built up over the next two to three months. That doesn’t imply though that to your comment that there’s no additional cash coming in on Majestic. Because, you know, as you know our policy is to collect 90 days out. So, the cash continues to come in albeit restricted. And then , as I said, there’s a point in the near future where the liability and the restricted cash, that ratio flips if you will and then the restricted would come back and that’s what we’ve, as I mentioned what we are working with our credit card processor on.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Jaison Blair - Rochdale Research — Analyst
I also saw that your premiums receivable dropped from $1.5 million, are you expected to collect that cash over — what is the time frame for that cash being available to you?
Blake Barnett - Ambassadors International, Inc. — CFO
We are working through that now. Most of that is in our reinsurance business and there is a different set of rules that govern that. But, yes we would expect some of that to come back to us.
Jaison Blair - Rochdale Research — Analyst
Okay and then the last question I have for you is on the last call we had talked about Majestic’s break even for ‘08 being somewhere in the $100 to $110 million revenue range and to kind of place that into a frame of reference your ‘07 Majestic revenues were $70 million. So, I guess you would need to add $20 to $30 million dollars of addition revenue above your ‘07 run rate. On the fourth quarter release you had booking trends were $6 million ahead of where they were last year. However on your Q1 release your booking trends are $1 million behind. So, basically, everything you are making up on the Mississippi you are losing on the Columbia River and in Alaska. So, should I adjust my expectation that — candidly my expectation has been that you won’t reach break even for Majestic. However, if your bookings are behind where they were last year, while you may be able to reduce your operating cost to some extent and I believe you have, my guess is I should expect a loss from Majestic —an operating loss from Majestic in ‘ 08.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Jaison, on the last call I said that we needed bookings to return to our previous pace — our previous internal pace and we couldn’t have any incidences. Neither of those things occurred and so if we continue to operate as usual, we would have had a significant loss. However, with the decision to sell Majestic America Line there is — we are reducing expenses significantly because a lot of the expenses that we incur in 2008 are for 2009. Probably will be a slight loss for 2008 but the model changes because of the actions we have taken.
Jaison Blair - Rochdale Research — Analyst
And when you say a slight loss, do you mean a slight loss before or after your mortgage and interest expense?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We were including the mortgage interest expense.
Jaison Blair - Rochdale Research — Analyst
Well, if that’s true, now, obviously Windstar and Marine & Travel and Events — I’m kind of looking back for the last 12 months, but I guess if you know — Windstar I’ve got something like $15 million of operating income. I back out $3.5 million for the convert that’s $11 million of net income there and Marine, Travel and Events could be, let’s say, another $10 million and then with the NOL, that’s all net income. I back out of your corporate and other, let’s say you can reduce that to $5.5 million, I end up with somewhere from Windstar, Marine, Travel and Events of $15 or $16 million of after tax net income. So, if your Windstar is a slight loss you are talking about a company that in theory could generate —
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
You meant Majestic, right?

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Blake Barnett - Ambassadors International, Inc. — CFO
Majestic is a slight loss.
Jaison Blair - Rochdale Research — Analyst
Pardon me. I misspoke. I apologize. If you add in the impact of a slight loss of Majestic, you are talking about a company, that in theory, could earn $1or more of earnings per share this year and the stock is trading at $5 and change.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
I have heard a statement but if your question is for us to valididate it —
Jaison Blair - Rochdale Research — Analyst
No need to validate it — I just, it’s — well, I know you are not going to validate it. I just, think that that’s — if there is a flaw in my logic that would certainly be helpful.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
I believe very strongly in both the Marine and the Windstar businesses. The Windstar will be challenged this year bookings, the good part is we have significant bookings already recorded. But could there be a variance in Windstar, yes but it’s not going to change your perception dramatically.
Jaison Blair - Rochdale Research — Analyst
Yes, I mean my Windstar — the $15 million I gave for Windstar is looking back the past four quarters. So, if that business is not as profitable. But still you are talking about a company without Majestic that could generate a $1.50 of earnings based upon what they’ve done over the past 12 months.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Okay.
Jaison Blair - Rochdale Research — Analyst
Okay, thanks guys.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Thanks.
Operator
Your next question comes from the line of James Bellessa. Sir, you have the floor.
James Bellessa - D.A. Davidson & Co — Analyst
Thank you, good morning. Joe, you said during your formal remarks that you were encouraged by 2009 bookings. Now are you just talking about Windstar there?

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Correct. We are not taking bookings for Majestic for 2009. So, I was talking about Windstar.
James Bellessa - D.A. Davidson & Co — Analyst
If you don’t start to take bookings for 2009, what value — don’t you lose value in the company for the potential buyer?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We are looking to go sell the assets in the near future because some people are going to want to have their own marketing effort but we believe that new buyers might have different itineraries that make it more attractive, so for us to go out with our existing itineraries could be counter productive. So, we believe that potential buyers will want a fresh start but the sooner that a transaction is committed, the better for them.
James Bellessa - D.A. Davidson & Co — Analyst
What’s your time line for this option?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We say it will be completed in 2008 but we understand that the sooner we get it done the better for all parties.
James Bellessa - D.A. Davidson & Co — Analyst
Now, there was a narrative there at the end of the formal remarks that I didn’t follow closely enough to be able to relate to anybody else. So, I am going to ask about it again. You said there were two vessels that you could return. Would you elaborate what you were talking about there and what would you return, which vessels are they and how much debt would be removed?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
On the Empress of the North there is roughly $38 million of debt and if we defaulted on that debt the only recourse is against that vessel, so she would be returned to MARAD, that would be the Empress of the North. It is not our intent. We think she has value but she has roughly $38 million of debt. The American Queen has roughly $32 million of debt and once again if we defaulted on the vessel, the only recourse is on that vessel. So, if we defaulted on those two vessels they’d both go back to MARAD and we would have our remaining five vessels and that includes the Contessa, that are free and clear and we could potentially sell those vessels.
James Bellessa - D.A. Davidson & Co — Analyst
If you were to default, what ramifications would that have by people who are vendors to you or lenders to you and things like this, wouldn’t that scare and spook them?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Sure, our intent is to operate the 2008 season and we would not have commitments to people for 2009. Our vendors know that we are committed to operating the season we are in a position to be able to do that and it’s our intent to sell these assets to — in an orderly fashion where people will then, under their own means, operate in 2009.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
James Bellessa - D.A. Davidson & Co — Analyst
Now, if I heard you correctly Majestic America has $134 million in assets, $110 in liabilities. That includes the $70 million that you just cited in these two boats debt.
Blake Barnett - Ambassadors International, Inc. — CFO
Yes.
James Bellessa - D.A. Davidson & Co — Analyst
And then, did you say that post Majestic divestiture, you would have $107 million in assets and $60 million in debt, is that what I heard or that was wrong?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
That was pre.
James Bellessa - D.A. Davidson & Co — Analyst
That was pre.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Right before divestiture, we would — after we’ve run out the season, before any sale we would have the $65 million of debt and $107 million of asset value.
Blake Barnett - Ambassadors International, Inc. — CFO
Yes. At the end of the season. Does that make sense?
James Bellessa - D.A. Davidson & Co — Analyst
Well, let me try to ask about that. Now, does that assume that you turn back the two boats?
Blake Barnett - Ambassadors International, Inc. — CFO
No.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
No.
James Bellessa - D.A. Davidson & Co — Analyst
Okay, so, you are saying at the end of the season if you haven’t divested this business, the asset value of Majestic America will go from $134 million currently down to $107 million in assets

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Blake Barnett - Ambassadors International, Inc. — CFO
That’s right.
James Bellessa - D.A. Davidson & Co — Analyst
And that the liabilities go from $110 down to $60 million.
Blake Barnett - Ambassadors International, Inc. — CFO
That’s right.
James Bellessa - D.A. Davidson & Co — Analyst
What causes the drop in liabilities is that just the operating liabilities that you currently have?
Blake Barnett - Ambassadors International, Inc. — CFO
Most of it is the deposits, the deferred revenue that we have on the books.
James Bellessa - D.A. Davidson & Co — Analyst
Okay, thank you very much for that clarification.
Operator
Your next question comes from the line of David Cohen. Sir, you have the floor.
David Cohen Analyst
Hello, Joe, hello Blake, how are you doing?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Pretty good.
Blake Barnett - Ambassadors International, Inc. — CFO
Good, thank you.
David Cohen Analyst
I’m trying to just go through some math over here on the sale. Looking at your balance sheet, you know, you’ve got cash of $17 million, restricted cash of $32 million, which as you guys elaborated on earlier will become unrestricted as the season moves on plus whatever sale value you get from Majestic minus any cash outflows that Majestic is going to generate this year for you which is somewhat marginal given that you expect it to come close to break even on an ongoing basis is that a fair analysis?

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Blake Barnett - Ambassadors International, Inc. — CFO
Yes, directionally correct, I would say.
David Cohen Analyst
So, basically your stock is now trading at the cash value of the company period?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Right.
David Cohen Analyst
So, I’m basically getting a $1.50 in earnings for free — or normalized earnings, whatever I would expect on a normalized basis from Windstar and your Marine Travel and Events operations? My only question here is basically you guys are going to have a ton of cash after you sell Majestic. What do you guys plan to do with it?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We are going to do — our strategy will be to look at — when we do have it — we don’t have the cash today. But when we have the cash we have three opportunities one is to invest in our international cruise division or invest in our marine division, both where we see very good growth potential investment opportunity. However, at that time when we do — are flushed with cash, if we’re successful in what we are trying to accomplish, we will take a significant look at buying back our stock. I mean if our stock is at $5 at that time we would like to buy back in a meaningful manner and we’re also going to look at our convertible debt it’s trading at a significant discount and that could be another good use of our cash.
David Cohen Analyst
Alright, and I guess you guys are obviously trying to sell Majestic as fast as possible just because that would increase the value of what you would get, I am assuming, right?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
I think it is prudent to do it in an orderly fashion but yeah — we have no incentive to drag it out.
David Cohen Analyst
Now, looking forward in terms of investments or — I mean I’m assuming that euphemism for acquisitions over there. Is there fair?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Right.
David Cohen Analyst
Are you guys looking at doing large acquisitions or are you sort of looking at smaller acquisitions given that the past large acquisitions have been tough to integrate?

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
It’s difficult to say we are looking at all different types of opportunities but we do see the benefit of small bolt on acquisitions.
David Cohen Analyst
And you are talking about both marine and international cruise as small bolt on acquisitions, not anything game changing?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We will have a lot more cash than we do today. But at the same time it is still limited in the world of the opportunities and acquisitions out there in both of those fields.
David Cohen Analyst
Right, now going back — just if I can ask one more question, going back to your comments on operating Majestic and while you guys are selling Majestic, you sort of implied that Majestic would require more capital if you continue to operate it out into the future. I just wanted to understand: A) How much more capital do you think that it would require and for what uses and B) Do you think that you could get the best possible value for selling Majestic given that it has performed fairly terribly in the last year?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We will only know that answer after we go through the process. I wish I could give you a better answer than that but we believe that the Mississippi Queen is a very good asset and — but it requires significant investment. We also — if we continue to operate going forward would have to make the investment in ‘09 and ‘08 and based on our booking trends that would be another significant investment for us.
David Cohen Analyst
Right, I just wanted to generally comment that I have the utmost respect for the management team here and I think that the acquisitions that you guys have made in the past certainly on an ex-anti-basis even if they didn’t pan out were the right things to do. And I’m just wondering whether at this point given that the management team is good and that there is definitely room for a lot of improvement in Majestic whether now is really the time to try to sell it?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We have sincere interest. I think people see the value in it or we hope they do. We will know by the time the process is finished, but we do — our assets are in very good condition and we think they are attractive to some strategic and financial buyers.
David Cohen Analyst
All right. Great. Thanks a lot, guys. I appreciate it.
Blake Barnett - Ambassadors International, Inc. — CFO
Thanks David.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Operator
Your next question comes from the line of Jeff Kendall. Sir, you have the floor.
Jeff Kendall Analyst
Of the six Majestic boats, do any of them burn heavy fuel and if so, has the cost of that been as adversely impacted as Diesel fuel costs?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
There are a couple of our vessels that do burn bunker and bunker has gone up but it’s still significantly less of a cost than Diesel. Diesel has increased in a greater amount.
Jeff Kendall Analyst
Which ones burn bunker .
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
The Delta Queen and the Mississippi Queen.
Jeff Kendall Analyst
Thank you.
Operator
Your next question comes from the line of Eric Stutsman. Sir, you have the floor.
Eric Stutsman Analyst
Hello, it’s Rob Martin. So, deposits if I’ve got this right in the restricted cash, if the Majestic were to be sold, lets say in the next 30 days would that restricted cash go to the buyer given that they are now the sort of owner of those bookings?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
It could potentially. We would look to net it out from valuation standpoint, but if it was to move quickly and somebody wanted to take the operating obligation on and the liability, I mean, it depends on what type of proposals we get. Right now we are leaning towards an asset sale and we are committed to operating these vessels in 2008.
Eric Stutsman Analyst
Is it fair to assume that that restricted cash is paid out in the next four months or so, in terms of recognition?
Blake Barnett - Ambassadors International, Inc. — CFO
Yes, that’s — I mean, obviously as we — you know every day that goes by and we sail as we expect to throughout the year that we work off that deferred revenue liability.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Eric Stutsman Analyst
Got you, and just a second and final question. Prioritization of stock versus convert buy back, obviously the convert s down in the 40’s have become more attractive and the stock obviously in the 5’s is some what equally, obviously equally attractive is there a price level in which one becomes prioritized above the other in terms of the buy back plan?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We think they are both attractive. But we’re not in a position right now to buy either. We believe the plan that we have, our strategy going forward will put us in that position and we will be looking at both seriously — serious consideration to both.
Eric Stutsman Analyst
Great, thanks very much.
Operator
Your next question comes from the line of Paul. Sir, you have the floor.
Paul Sonz - Sonz Partners — Analyst
Thank you, good morning.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Good morning Paul.
Paul Sonz - Sonz Partners — Analyst
I have a question, on the notes to MARAD, is there any potential there for — can MARAD deny the transfer of the loan from you to another owner? Does the new owner have to be approved?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
They do but it’s in MARAD’s — we have had very open and frank discussions with them. It’s both of our interests to be able to sell these assets to a qualified buyer. It is in their best interest not to have a title 11 default and it’s in our interest not to have one either, so we are both working together.
Paul Sonz - Sonz Partners — Analyst
Excellent. Could you tell me, and I could figure this out, but maybe you have it off the top of head, how many, I think you said there would be five boats left if you just returned the two boats on which you had the MARAD loans. And do you know how many beds that would make a total of — or berths, I’m sorry berths?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
I believe it is roughly 900.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Paul Sonz - Sonz Partners — Analyst
Okay great, and then one of the things that’s been suggested to me by some friends who are very involved in china is that the boats you have would have unusual interest over there as almost — I wouldn’t want to call it an entertainment idea but the Chinese would be very interested in having something like the Delta Queen because it represents such a piece of American history sailing on their rivers. Have you seen any interest from foreign buyers for this, for these assets?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We are in the initial stages of running this process. But there are a lot of different interested parties. Some who want to operate them traditionally like we have but there are some who look at them for other uses and foreign buyers could operate them on rivers or have another use. We even see interest of these assets as floating hotels. So, the interest is varied.
Paul Sonz - Sonz Partners — Analyst
Okay, alright, thank you very much.
Operator
Your next question comes from the line of Andrew (Tilder). Sir, you have the floor.
Andrew Tilder Analyst
Hello guys, thanks for taking my question. I just wanted to ask a couple of items about insurance recovery. First, on the Windstar line when the business was purchased if my notes are right it was approximately a $14 million in insurance recovery outstanding. I was curious to see where that’s progressing and second on the Majestic line, see if there was any progress in claims from the events of 2007.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
I’m unaware of the Windstar insurance recovery that you are discussing so there is a disconnect there. On the Majestic America Line we still have significant recoveries outstanding but as Blake noted earlier, we did see some benefit just in the first quarter with regard to some of the claims.
Andrew Tilder Analyst
Okay. Great. I will have to get back to my notes on the Windstar side and I — we’ll get back to you. Thank you.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Okay, great.
Blake Barnett - Ambassadors International, Inc. — CFO
Thanks, Andrew.
Operator
Your next question comes from the line of James Bellessa. Sir, you have the floor.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
James Bellessa - D.A. Davidson & Co — Analyst
Excuse me I had you on mute. Earlier you had talked about Majestic America and the idea that to make it a success and break even you had to operate with the ramp up in bookings that you had previously assumed as well as have no incidences and then all of the sudden you had an incident on the Columbia River with the Queen of the West, is that the ship?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Correct.
Blake Barnett - Ambassadors International, Inc. — CFO
Yes.
James Bellessa - D.A. Davidson & Co — Analyst
And there was what you call a small fire. Yet, that vessel is out of commission I believe still. Can you update us on where that vessel is in getting back to operating on its schedule?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Right now our estimate is it will come back into operation in early June.
James Bellessa - D.A. Davidson & Co — Analyst
So, was that the straw that broke the camels back in your decision to sell?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
No.
James Bellessa - D.A. Davidson & Co — Analyst
Thank you very much.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Thank you.
Operator
Your next question comes from the line of Jaison Blair. Sir, you have the floor.
Jaison Blair - Rochdale Research — Analyst
Yes, I was just wondering if I could ask you a follow up. Can you just provide us with an update on David (Giersdorf’s) complaint as well as the actions by the Attorney General of the state of Florida and the three purported class action lawsuits and what the potential cost might be to shareholders?

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We’re not going to — our policy is not to comment on open litigation. We did make the statement that we don’t think that David’s claims have merit but we won’t go beyond that. The — one of the claims, the lawsuit was dropped with regard to the fuel surcharge.
Jaison Blair - Rochdale Research — Analyst
Okay. And would — how much of this potential liability if there is one would be covered by insurance?
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
We do have insurance and the deductible is low.
Jaison Blair - Rochdale Research — Analyst
Okay great. Thank you.
Operator
Your next question comes from the line of Andrew (Tilder). Sir, you have the floor.
Andrew Tilder Analyst
Sorry about the confusion before it wasn’t the insurance recovery but when the Windstar was purchased, you had gone back to the sellers with differences of opinion on what the deliverable was and I think in the last call you had mentioned that differential came to the $13, $14 million range. So, there were conversations that were happening between yourselves and the previous owners about reclaiming capital from the original transaction.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Our number was not $13 to $14. The number is more between the $2 and $4 million range. We have filed a lawsuit but we are still trying to work with the seller to resolve these issues.
Andrew Tilder Analyst
Any progress since the last call or you said what you are going to say.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
There hasn’t been significant progress.
Andrew Tilder Analyst
Okay, thank you.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Thank you.

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Final Transcript
May. 06. 2008 / 11:30AM ET, AMIE — Q1 2008 Ambassadors International, Inc. Earnings Conference Call
Operator
At this time, sir, there are no further questions in queue.
Joe Ueberroth - Ambassadors International, Inc. — Chairman and CEO
Well, then we thank our share owners and we look forward to our next call, our second quarter call. Thank you.
Operator
This concludes today’s conference call, you may now disconnect.

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